EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-83398, 33-66580, 333-10837, 333-41179 and
333-58053) of Bell Microproducts Inc. of our report dated February 18, 1999 appearing on page F-1 of this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
March 31, 1999